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                                                                    EXHIBIT 21.1


                         HEALTHPLAN SERVICES CORPORATION

                                  SUBSIDIARIES


             HEALTHPLAN SERVICES, INC. (FL) (d/b/a HCI HealthPlan
             Services in several states)
                      THIRD PARTY CLAIMS MANAGEMENT, INC. (CT)
                      HEALTHPLAN SERVICES INSURANCE AGENCY, INC. (MA)
             HEALTHCARE INFORMATICS CORPORATION (FL)
             HEALTHPLAN SERVICES ALPHA CORPORATION (DE)
             CONSOLIDATED GROUP, INC. (MA) (d/b/a CGI Insurance Administrators or CGI Insurance Administrators, Inc. in several states)
             GROUP BENEFIT ADMINISTRATORS INSURANCE AGENCY, INC. (MA) HARRINGTON SERVICES CORPORATION (DE)
                      R. E. HARRINGTON, INC. (DE)
                               CONSOLIDATED BENEFITS SERVICES, INC. (GA)
                               AMERICAN BENEFIT PLAN ADMINISTRATORS, INC. (CA) PROHEALTH, INC. (DE) (d/b/a Harrington ProHealth or ProHealth CompCare in several states)
                               BENEFIT MANAGEMENT CONSULTANTS, INC. (MO)
                               EMPLOYEE BENEFITS SERVICES, INC. (LA)
                               HARRINGTON SOUTHWEST, INC. (MO)
                               COMPETITIVE CARE ALLIANCE (GA)